Investor Presentation - Earnings Conference Call

Forward looking statement This presentation contains certain statements that may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this presentation not dealing with historical results are forward-looking and are based on various assumptions, and are made with the intention that they be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement as part of this presentation for purposes of these safe harbor provisions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, changes in general economic and business conditions. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Stifel disclaims any intent or obligation to update these forward-looking statements. For a discussion of risks and uncertainties, please see the factors affecting the company and the financial services industry in the Company's Annual Report on Form 10-K and management's discussion and analysis of results in the Company's quarterly reports on Form 10-Q.

Fourth Quarter Update 2005

Fourth Quarter "Noise" Incurred approximately $3.1 million in integration expenses related to merger Difficult business environment for traditional Stifel ECM post merger announcement One month of combined firm's business

Fourth Quarter Highlights

2005 Fiscal Year Review

Full Year Highlights

Merger Update

The New Stifel The largest domestic Equity Research franchise off Wall Street Approximately 1,800 employees in 113 offices in US and Europe Highly Regarded Private Client Group Manages $27 billion in Client Assets Broad Institutional Equity and Fixed Income origination and distribution capabilities Extensive Investment Banking expertise Market-recognized fixed income expertise

Let's Recap the Merger

Consideration to Seller Purchased Net Trading Inventory at Fair Value (Approximately $46 million of marketable securities) Purchased Net Assets valued at $12.2 million Assumed certain liabilities including leases, contracts, and other items related to the operation of the business. Did not assume any liabilities incurred prior to closing. Paid $7 million premium at closing to Seller with potential to pay an additional $30 million over the next 3 years based upon the performance of the combined capital markets business

Stock based Incentives to LM Associates Private Placement 1,052,220 Shares Offered at $25 Stock Units 1,807,610 Shares - Three year vesting

Private Placement Balance Sheet Impact

Stock Based Incentives Income Statement Impact

2006 Quarterly Impact

Annual Income Statement Impact

Equity Performance

Stifel Stock Performance

Questions and Answers